FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      13-3891329
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    World Financial Center,
      New York, New York                                  10281
(Address of principal executive offices)                (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                    Name of each exchange on which
       to be so registered                    each class is to be registered

         Not applicable                                Not applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

       Securities Act registration file number to which this form relates:
                                    333-29015

        Securities to be registered pursuant to Section 12(g) of the Act:

    $40,303,000 Initial Principal Amount Public STEERS(R) Trust Certificates,
                 Series 1998 IBM-Z2, Class A Trust Certificates
                          (the "Class A Certificates")

  $50,000,000 Principal Amount At Maturity Public STEERS(R) Trust Certificates,
                 Series 1998 IBM-Z2, Class B Trust Certificates
                          (the "Class B Certificates")



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Class A Certificates and Class B Certificates to be registered hereunder is set forth under the captions entitled:
"Description of the Trust Certificates" in the registrant's prospectus supplement dated February 9, 1998 (the "Prospectus Supplement"), and "Description of the Trust Certificates" in the registrant's prospectus dated September 18, 1997 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant filed the Prospectus Supplement and Prospectus with the Securities and Exchange Commission (the "SEC") on February 11, 1998 pursuant to Rule 424(b)(5) under the Securities Act of 1933.

Item 2.  Exhibits

          1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015) (the "Registration Statement") and is incorporated herein by reference.

          2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Standard Terms for Trust Agreements are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

          4. Series 1998 IBM-Z2 Supplement (the "Series Supplement") to the Standard Terms for Trust Agreements is set forth as Exhibit 99.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and is incorporated herein by reference.

          5. Form of the Class A Certificates is set forth as Exhibit B to the Series Supplement and is incorporated herein by reference.

          6. Form of the Class B Certificates is set forth as Exhibit C to the Series Supplement and is incorporated herein by reference.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MERRILL LYNCH DEPOSITOR, INC.


Date: March 12, 1998                     By:      /S/ BARRY N. FINKELSTEIN
                                              ----------------------------
                                              Name:     Barry N. Finkelstein
                                              Title:    Secretary and Treasurer

(R)        "STEERS" is a registered service mark of Merrill Lynch & Co., Inc.


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